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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20529

                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report:     July 15, 2002


                   MBNA AMERICA BANK, NATIONAL ASSOCIATION
                               on behalf of the
                      MBNA MASTER CREDIT CARD TRUST II
(Issuer of the Collateral Certificate)
AND THE
MBNA CREDIT CARD MASTER NOTE TRUST
(Issuer of the MBNASeries Class A, Class B, and Class C notes)
            (Exact name of registrant as specified in its charter)



  United States                    333-59424                    51-
0331454
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(State or other               (Commission File               (IRS
Employer
 jurisdiction of                    Number)
Identification No.)
 incorporation)


                              Wilmington, DE 19884-0781
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                   (Address of principal executive office)



Registrant's telephone number, including area code  (800) 362-6255.
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ITEM 5.  OTHER EVENTS

The MBNASeries Class B(2002-2)notes were issued June 12, 2002. The net proceeds from the sale of the notes will be used by the Seller for its general corporate purposes.

The MBNASeries Class C(2002-3)notes were issued June 12, 2002. The net proceeds from the sale of the notes will be used by the Seller for its general corporate purposes.

The MBNASeries Class A(2002-6)notes were issued June 26, 2002. The net proceeds from the sale of the notes will be used by the Seller for its general corporate purposes.




Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
EXHIBITS
The following are filed as Exhibits to this Report under Exhibit 4:

4.1	The Class B(2002-2) Terms Document to the MBNASeries Indenture
Supplement to the Indenture, dated June 12, 2002, among MBNA
America Bank, National Association, Seller and Servicer, and The
Bank of New York, Trustee.

4.2 The Class C(2002-3) Terms Document to the MBNASeries Indenture Supplement to the Indenture, dated June 12, 2002, among MBNA
America Bank, National Association, Seller and Servicer, and The
Bank of New York, Trustee.

4.3	The Class A(2002-6) Terms Document to the MBNASeries Indenture
Supplement to the Indenture, dated June 26, 2002, among MBNA
America Bank, National Association, Seller and Servicer, and The
Bank of New York, Trustee.


The following are filed as Exhibits to this Report under Exhibit 10:

10.1  Interest Rate Swap Agreement, dated June 26, 2002 between
Dresdner Bank AG, Frankfurt, Germany and MBNA Credit Card Master
Note Trust.


The following are filed as Exhibits to this Report under Exhibit 20:

20.1  MBNASeries Noteholders' Statement for the month ended June
30, 2002.

      20.2 MBNASeries Schedule to the Noteholders' Statement for the month ended June 30, 2002.

                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     July 15, 2002


                               MBNA AMERICA BANK, NATIONAL ASSOCIATION



                                    By:         /s/Christopher Harris
                                   ----------------------------------
                                    Name:   Christopher Harris
                                    Title:  First Vice President